EXHIBIT 5.01

            , 2010

Amyris, Inc.

5885 Hollis Street, Suite 100

Emeryville, CA 94608

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 (File Number 333-166135) (the “Registration Statement”) filed by Amyris, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about April 16, 2010, as amended through the date hereof, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the proposed sale of an aggregate of              shares of the Company’s common stock, $0.0001 par value per share (the “Stock”), which number of shares includes              shares initially to be sold by the Company and shares subject to the underwriters’ over-allotment option.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)

the Company’s Restated Certificate of Incorporation, certified by the Delaware Secretary of State on             , 2010 and the Restated Certificate of Incorporation that the Company intends to file in connection with the consummation of the sale of the Stock;

(2)

the Company’s Restated Bylaws, certified by the Company’s Secretary on             , 2010 and the Restated Bylaws that the Company has adopted in connection with, and that will be effective upon, the consummation of the sale of the Stock;

(3)	the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4)	the preliminary prospectus, dated , 2010, prepared in connection with the Registration Statement (the “Prospectus”);

(5)

the underwriting agreement to be entered into by and among the Company and Morgan Stanley & Co., Incorporated, Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several underwriters;

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            , 2010

(6)

the minutes of meetings and actions by written consent of the incorporator, the stockholders and the Company’s board of directors that are contained in the Company’s minute books that are in our possession;

(7)

the stock records for the Company that the Company has provided to us (consisting of a list of stockholders and a list of option and warrant holders respecting the Company’s capital stock and of any rights to purchase capital stock that was prepared by the Company and dated             , 2010 verifying the number of such issued and outstanding securities); and

(8)	a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock. In addition, we have assumed that the Pricing Committee of the board of directors will take no action other than the pricing of the Stock and that such price will appear in the Prospectus.

Based upon the foregoing, it is our opinion that up to              shares of Stock to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and in accordance with the resolutions previously adopted by the Company’s board of directors, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to

Amyris, Inc.

            , 2010

be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP